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                                                                   Exhibit 10.7

                      FORM OF AIRCRAFT TIME-SHARE AGREEMENT

     THIS AIRCRAFT TIME SHARE AGREEMENT is made and entered as of __________________, 2001, between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company ("Operator"), with offices at 1025 Eldorado Boulevard Broomfield, Colorado, 80021 and ___________________________ ("User"), with an address of ________________________________________________________.

     PRELIMINARY STATEMENT. Operator agrees to provide aircraft to User on a time sharing basis under Federal Aviation Regulation ("FAR") sections 91.501(b)(6) and (c)(1) (the "Aircraft") and User agrees to pay for such usage upon the terms herein. The Aircraft presently owned or leased by Operator and available for User's use are listed on the attached Schedule A. This Agreement does not prohibit Operator, in its discretion, from increasing or decreasing the number or type of Aircraft subject to this Agreement.

     NOW, THEREFORE, in consideration of the promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Operator and User agree as follows:

1. Consideration. Operator shall incur and pay all costs and expenses associated with operation of the Aircraft, including all fuel, oil and other supplies necessary for Aircraft use and maintenance, all airport charges, landing and tie down fees, and all pilots' living expenses, food and transportation when an Aircraft is required by User to be away from its home base of operation. User shall reimburse Operator for the costs of fuel and pilot expenses at a fixed rate determined by Operator to be reasonably allocable to User's use of the Aircraft pursuant hereto. However, such share of allocable costs shall not in any event exceed the costs permitted to be charged by Operator to User pursuant to Section 91.501(d) of the Federal Aviation Regulations, or any successor or replacement regulations. Operator will invoice User for expenses as incurred and permissible under FAR SEC. 91.501 which will be due upon receipt. Payment of reimbursement shall be made in full to Operator at 1025 Eldorado Boulevard, Broomfield, Colorado, 80021, or as otherwise agreed by the parties.

2. Taxes. The amounts paid by User under Section 91.501(d) for Time-Sharing agreements are subject to a Federal Excise tax as imposed under I.R.C. SEC. 4261. It is the responsibility of Operator to collect and remit the tax on the amounts paid. The Operator is responsible for the collection and payment of all other State or Federal taxes that may arise under this agreement.

3. Operational Control. Operator shall at all times during the use of the Aircraft by the User be responsible for and retain full and complete operational control of the Aircraft. Operator is responsible for providing the crew, the physical and technical operation of the Aircraft, and the safe performance of all
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flights. Operator will furnish two experienced and competent pilots satisfactory to the User on all occasions when any Aircraft is in use. Such pilots shall be under the direction and control of Operator at all times. One of such pilots shall be the captain of the Aircraft and at all times shall have full control of its operations, and the judgment of such pilot as to the suitability of the weather, terrain, mechanical condition or capacity of the Aircraft and other similar decisions shall be conclusive. The Aircraft shall be operated in compliance with the Operator's current aircraft operating manual.

4. Aircraft Use. Operator and User agree to use the Aircraft covered by this Agreement in accordance with the time-share provisions contained in 91.501 of the Federal Aviation Regulations, as well as any other applicable portions of FAR Part 91.

5. Maintenance. Operator, at its own cost and expense, will service, maintain, and repair the Aircraft in compliance will all maintenance standards of the Aircraft and all requirements of FAR Part 91. Operator will also provide suitable hangar and storage facilities for the Aircraft at its own expense. Aircraft maintenance and inspection takes precedence over Aircraft scheduling unless such maintenance or inspections can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the captain.

6. Insurance. Operator, at its own expense, shall cause to be kept in full force and effect with regard to its Aircraft, liability insurance upon the Aircraft with limits for bodily injury and for property damage, which are satisfactory to the User.

7. Indemnification. Operator agrees to indemnify, defend, and hold the User harmless from any claims, suits, liabilities, losses, costs or expense for injury to persons, or damage to property in any way arising out of the operation of the Aircraft.

8. Term. This agreement shall be effective as of ___________, 2001, shall continue in full force and effect for a term of one year, and shall be automatically renewed for continuous periods of one year without re-execution. Any party may terminate this Agreement at any time for any or no reason by giving thirty (30) days' prior written notice to the other party of its intention to terminate. This Agreement supersedes any prior agreements between the parties relating to Aircraft operations and use.

9. Assignment. No party shall have the right to assign its interest or rights hereunder, in whole or part, without the prior written consent of the other party, except that the Operator may assign its interest hereunder to a wholly-owned affiliate without the consent of the User.

10. Notice. Any statement, consent, or notice required or permitted by this Agreement shall be given by mail to the party concerned at the addresses listed above except that notice with respect to the operation or use of the Aircraft may be given by telephone.

11. Warranties. User warrants to Operator that during the use of the Aircraft said Aircraft shall not be used or employed, except as authorized by the Federal Aviation Regulations. Operator warrants that each of the Aircraft listed herein have been maintained under Part 91 of the Federal Aviation Regulations for the twelve (12) month period immediately preceding the date of this Agreement.

12. No Carriage For Compensation or Hire. It is understood and agreed that Operator and User shall neither sell seats to passengers or space for cargo, nor in any manner otherwise use any of the Aircraft listed herein for the carriage of goods or passengers for compensation or hire, and that the Aircraft is operated within the applicable rules of Subpart D of Part 91 of the Federal Aviation Regulations during the operation of this agreement.

13. Counterparts. This Agreement may be executed in counterparts, all of which when executed shall constitute an original.

14. Truth-In-Leasing Statement Under FAR 91.23.

     AN EXECUTED COPY OF THIS AGREEMENT WILL BE MAILED TO THE FEDERAL AVIATION ADMINISTRATION, FLIGHT STATNDARDS TECHNICAL DIVISION, POST OFFICE BOX 25724, OKLAHOMA CITY, OKLAMHOMA 73125, WITHIN 24 HOURS OF THE TIME OF EXECUTION HEREOF.

     THE AIRCRAFT LISTED AND REFERENCED HEREIN HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR THE 12 MONTH PERIOD PRECEDING THE DATE HEREOF. SAID AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

     OPERATOR, LOCATED AT THE ABOVE LISTED ADDRESS, IS CONSIDERED TO BE IN OPERATIONAL CONTROL OF THE AIRCRAFT AND UNDERSTANDS AND IS FAMILIAR WITH ITS RESPONSIBILITIES WITH REGARD TO THE OPERATION OF AIRCRAFT UNDER THE FERDERAL AVIATION REGULATIONS.
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     A COPY OF THIS AGREEMENT SHALL BE CARRIED ON EACH AIRCRAFT AT ALL TIMES AND
SHALL BE MADE AVAILABLE FOR REVIEW UPON REQUEST BY THE ADMINISTRATOR OR HIS REPRESENTATIVE.

     AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     OPERATOR CERTIFIES THAT IT UNDERSTANDS THE OPERATOR'S RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed on their behalf by their duly authorized representatives, as of the date first above written.

Operator:

LEVEL 3 COMMUNICATIONS, LLC                User:

By:_____________________________            ______________________

Name:___________________________            ______________________

Title:____________________________



















                                   SCHEDULE A




                  Aircraft                                  FAA Registration No.

                  Dassault Falcon Model 50                  N78LT

                  Dassault Falcon Model 50                  N56LT

                  Dassault Falcon Model 900                 N349K